SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2008 (June 26, 2008)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-Q entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

Subscription Agreement

On June 26, 2008, the Company entered into a Subscription Agreement (the “Agreement”) with Credit Suisse Securities (Europe) Limited (“Credit Suisse”), a company incorporated under the laws of the United Kingdom, whereby Credit Suisse exercised a call option granted by the Company to Credit Suisse under a Call Option Deed dated May 8, 2008 (“Call Option Deed”) and purchased 45,454,544 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $0.88 per share.

The Call Option Deed is more fully described on the Company’s Current Report on Form 8-K filed May 9, 2008. The Agreement is filed hereto as Exhibit 10.1.

Item 3.02  Unregistered Sales of Equity Securities

The information called for by this item relating to the issuance of the Shares to Credit Suisse is contained in Item 1.01, which is incorporated herein by reference. The issuance was to an accredited investor and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On May 23, 2008 the Company issued 1,125,000 warrants to purchase the Company’s common stock to one accredited investor at an exercise price of $0.99 per warrant. The warrants expire on May 23, 2011.

On July 1, 2008, the Company issued 250,000 shares of its common stock, registered for resale under a Form S-3, to one accredited investor upon the conversion of $250,000 of convertible debt at a conversion price of $1.00 per share.

On July 2, 2008, the Company issued 770,287 shares of its common stock, registered for resale under a Form S-3, to one accredited investor upon the exercise of a like number of warrants at $0.75 per warrant. The Company received $577,715 in cash proceeds from this exercise.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Subscription Agreement dated as of June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2008	Composite Technology Corporation

	By:	/s/ Domonic J. Carney
Domonic J. Carney Chief Executive Officer